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                                 Exhibit 10(d)


                                 John W. Kluge
                             c/o Metromedia Company
                              215 East 67th Street
                            New York, New York 10021





                                                                October 11, 1994




The Actava Group Inc.
4900 Georgia-Pacific Center
Atlanta, Georgia  30303

Ladies and Gentlemen:

                 Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 11, 1994 by and among The Actava Group Inc., as lender (the "Lender"), and Metromedia Company, as borrower (the "Borrower").

                 As a condition precedent to the making of Loans by the Lender to the Borrower, the undersigned has undertaken, as guarantor (the "Guarantor"), irrevocably and unconditionally to guarantee the Borrower's obligations under the Credit Agreement in accordance with the terms set forth herein.

                 The making of Loans under the Credit Agreement will be of direct interest and benefit to the Guarantor. For and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, and for the purpose of inducing the Lender to extend credit to the Borrower, the Guarantor does hereby make the following guaranties to and agreements with the Lender.

                 1. Definitions. Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Credit Agreement. As used in this Guaranty, the following terms have the following meanings unless the context otherwise requires:

                          "Guaranteed Obligations" has the meaning ascribed to
such term in Section 2.
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                          "Guaranty" means the Guaranty, as it may be amended,
         supplemented or otherwise modified from time to time.

                          "Material Adverse Effect" means a material adverse effect on (a) the property, condition (financial or otherwise) or prospects of the Guarantor or (b) the validity or enforceability of this Guaranty or the rights or remedies of the Lender hereunder.

                 2.       The Guaranty.

                          2.1     The Guarantor hereby irrevocably and
unconditionally guarantees, subject to the limitations set forth in Section 3 of this Guaranty, the due and punctual payment in full of any and all sums, whether of principal or interest (including any default interest), payable by Borrower pursuant to the Loan Documents, including without limitation, the Credit Agreement and the Note, as and when the same may be or become due and payable, whether at maturity or upon acceleration or otherwise, and the Guarantor does hereby guarantee, subject to the limitations set forth in
Section 3 of this Guaranty, the full and prompt performance of any and all obligations whatsoever of the Borrower under the Loan Documents, whether such obligations now exist or arise hereafter (the "Guaranteed Obligations"). This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations have been completely performed and paid in full.

                          2.2     The Guarantor does hereby agree that if the
Note is not paid by the Borrower in accordance with its terms for any reason whatsoever, or if any and all sums which are now due or may hereafter become due from the Borrower to the Lender under the Loan Documents are not paid by the Borrower in accordance with their terms for any reason whatsoever, the Guarantor, subject to the limitations set forth in Section 3 of this Guaranty, will immediately make such payments. The Guarantor further agrees to pay or reimburse the Lender for all of its reasonable, direct, actual out-of-pocket costs incurred in connection with the enforcement of any rights under this Guaranty or to enforce any other obligations guaranteed hereby. The provisions of this Guaranty shall extend and be applicable to all renewals, replacements, amendments, extensions, consolidations and modifications of the Loan Documents, and any and all references herein to the Loan Documents or any of them shall be deemed to include any such renewals, replacements, amendments, extensions, consolidations or modifications thereof.

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                 3.       Exercise of Rights Under Guaranty.  Notwithstanding
anything to the contrary contained herein, the Guarantor shall have no obligation to make any payments to Lender hereunder, and Lender shall not have the right to exercise, to make any claim against or demand of the Guarantor under, or to enforce this Guaranty, until the occurrence and continuation of an Event of Default and an acceleration of the Loans (except that acceleration shall not be a condition precedent to the exercise of any such rights in the case of maturity of any Loans at the Termination Date) each as set forth in
Section 6 of the Credit Agreement.

                 4.       Liability of the Guarantor.

                          4.1     The Guarantor agrees that its obligations
hereunder are absolute and unconditional and shall not be affected by any circumstance whatsoever (other than the indefeasible payment in full and complete performance of the Guaranteed Obligations) which may constitute a legal or equitable discharge (whether in whole or in part) of a guarantor or surety.

                          4.2     This is a guaranty of payment and performance
and not of collection. Subject to the limitations set forth in Section 3 of this Guaranty, the liability of the Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrower or any other person, nor against the Collateral. The Guarantor waives any right to require that an action be brought against the Borrower or any other Person or require that resort be had to any of the Collateral or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or any other Person. In the event that, if on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, the Borrower shall be relieved of or fail to incur any debt, obligation or liability as provided in the Loan Documents, the Guarantor shall nevertheless be fully liable therefor. In the event of an Event of Default under the Credit Agreement, the Lender shall have the right to enforce its rights, powers and remedies in any order, and all rights, powers and remedies available to the Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or by law or in equity.

                          4.3     The Guarantor agrees that Lender may, from
time to time, without notice to the Guarantor, without the Guarantor's consent, and without affecting the Guarantor's liability under this Guaranty, (i) renew,





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extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, any of the Guaranteed Obligations, or any part thereof;
(ii) take and hold security of Borrower for the payment of the Guaranteed Obligations, and exchange, surrender, compromise, release, enforce, waive, release or deal with such security in any manner Lender deems necessary; (iii) apply such security and direct the order or manner of sale as Lender in its discretion may determine; and (iv) exercise any other rights available to it under any of the Loan Documents.

                 5. Waivers by the Guarantor. The Guarantor hereby waives, for the benefit of Lender:

                          (a)     notices, demands, presentments, protests,
notices of protests, notices of dishonor and notices of any action (including acceptance of this Guaranty) or inaction, notices of defaults or events of default under the Credit Agreement or any other Loan Document, notices of any amendment, renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto and notices of any extension of credit to Borrower; and

                          (b)     to the fullest extent permitted by law, any
defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                 6. Subrogation. The Guarantor shall not assert, enforce or otherwise exercise (i) any right of subrogation to any of the rights of Lender in respect of the Guaranteed Obligations or (ii) any right of recourse, reimbursement, contribution, indemnification or similar right against Borrower on all or any part of the Guaranteed Obligations, and the Guarantor hereby waives any and all of the foregoing rights. The Guarantor irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to Lender to secure payment of the Guaranteed Obligations.

                 7. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                          7.1     No Legal Bar.  The execution, delivery and
performance of this Guaranty, will not violate any Requirement of Law or Contractual Obligation of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of his properties or





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revenues pursuant to any such Requirement of Law or Contractual Obligation;
except to the extent such violations would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                          7.2  No Material Litigation.  No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to this Guaranty, or (b) which could reasonably be expected to have a Material Adverse Effect.

                          7.3     Net Worth.  The Guarantor has a net worth in
excess of $[CONFIDENTIAL -- REDACTED].

                          7.4     Investigation.  The Guarantor is fully aware
of the financial condition of the Borrower and is executing and delivering this Guaranty based solely upon the Guarantor's own independent investigation of all matters pertinent hereto, and the Guarantor is not relying in any manner upon any representation or statement of the Lender.

                 8. Bankruptcy and Related Matters. The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, marshalling of assets, assignments for the benefit of creditors or liquidation of Borrower or similar proceedings or actions or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts and obligations that constitute the Guaranteed Obligations and would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

                 9. Reinstatement of Guaranty. Notwithstanding anything to the contrary contained herein, in the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so





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rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

                 10.      Miscellaneous.

                          10.1     Rights Cumulative.       The rights, powers
and remedies given to Lender by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lender by virtue of any statute or rule of law or in any of the Loan Documents, or any agreement between the Guarantor and Lender or between Borrower and Lender. Any forbearance or failure to exercise, any delay by Lender in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                          10.2 Severability.  In case any provision in or
obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                          10.3     Amendments and Waivers.  No amendment
modification, termination or waiver of any provision of this Guaranty, or consent to any departure by the Guarantor therefrom, shall in any event be effective without the written consent of Lender.

                          10.4     Applicable Law.  THIS GUARANTY AND THE
RIGHTS AND OBLIGATIONS OF THE GUARANTOR AND LENDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                          10.5     Waiver of Jury Trial.  THE GUARANTOR HEREBY
IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF THIS GUARANTY.

                          10.6     Successors and Assigns.  This Guaranty is a
continuing guaranty and shall be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Lender and its respective successors and assigns. The Lender shall have the right to assign this Guaranty or pledge its rights hereunder with the prior written consent of the Guarantor, which consent may





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not be unreasonably withheld or delayed.  The Guarantor may not assign this
Guaranty or any of the rights or obligations of the Guarantor hereunder without the prior written consent of Lender.

                          10.7  No Impairment, etc.  This Guaranty shall in no
event be impaired by any change which may arise by reason of the death of the Guarantor or by reason of dissolution of the Borrower. The Guarantor has executed this Guaranty individually and not as a partner of the Borrower.

                          10.8  Cancellation of Guaranty.  Upon payment in full
of the Guaranteed Obligations by the Borrower or Guarantor, the Lender shall mark this Guaranty cancelled and return such Guaranty to the Guarantor.

                 If the foregoing accurately sets forth our understanding with respect to the subject matter hereof, please so indicate by acknowledging where indicated below.


                                           Very truly yours,



                                           /s/John W. Kluge
                                           ----------------
                                           John W. Kluge


ACKNOWLEDGED AND AGREED TO:

THE ACTAVA GROUP INC.



By:/s/John D. Phillips
   -------------------
   Name:  John D. Phillips
   Title: President/CEO